Exhibit 99.1

PRESS RELEASE

MONTREAL–Aug. 24, 2006–Neutron Enterprises, Inc. ("Neutron" or the "Company") (OTCBB: NTRN) today announced the appointments of Harry Hopmeyer and Steve Shaper to its Board of Directors. Both executives have extensive experience in the financial markets, have assisted in the development and sale of emerging companies and have expertise in the media sector.

Mr. Hopmeyer is an entrepreneur and corporate officer with more than 25 years of experience in both Canadian and U.S. enterprises. He is a founding director of Faircourt Asset Management Inc., a firm that manages in excess of $900 million in assets. Mr. Hopmeyer is also a Senior Canadian advisor to BLC-Edmond de Rothschild Bank in Paris, is Chairman of CSP Security Group and was recently appointed to the Canadian Centre of Security and Intelligence based in Ottawa. He is also the Chairman of Freemarket News Network, Corp. Previously, Mr. Hopmeyer co-founded Fast Company Media Enterprises and along with the editors of the Harvard Business Review (HBR), played an instrumental role in its sale to the Bertlesman Group in 2001. He co-founded Prime Restaurant Group and built it into the second largest casual dining chain in Canada. Mr. Hopmeyer is also extensively involved in various charities and civic ventures. In 2002, Mr. Hopmeyer was awarded the Queen's Jubilee Governor General Medal, honoring his significant contribution to Canada.

Mr. Shaper is a partner with Convergent Investors, a private equity venture capital firm based in Houston, Texas. He joined Convergent Investors after serving as Chief Executive Officer of TeleCheck Services, Inc., a $420 million check guarantee and verification company based in Houston. He was on the original Board of Directors of Payment Services Company, the Houston TeleCheck franchise which grew to be the largest franchise and eventually took over management of the entire TeleCheck system. He joined Payment Services full-time in 1987 as Senior Vice President of Marketing and has seen it grow from $14 million to its present size in thirteen years. Prior to TeleCheck, Mr. Shaper owned or was a partner in more than 30 manufacturing, distribution, and importing companies during his business career.

He currently is a board member of CDP Corporation, General Investment and Trust, Middlemarch Capital Corporation, Optimal Group, PayDay One Corp., Mickie Services Company, PreCash Corp., Cygnus Entertainment Group, Metal Oxide Technologies Corp. and Teravicta Technologies. He earned a Mechanical Engineering degree from Rice University and an MBA from Harvard Business School.

"We are very pleased to attract two executives of Steve and Harry's caliber to join our Board of Directors," said Rory Olson, Neutron's Chief Executive Officer." These men have extensive backgrounds and experience in terms of helping the Company to capitalize on new business opportunities. I look forward to working closely with them as we enter the next phase of our growth."

About Neutron Enterprises

Neutron Enterprises, Inc. (http://www.dsbnglobal.com) is a rapidly growing developer of technology based media solutions. Its DSBN division provides event marketing services through outdoor LED screens. The Company's offices are in Mississauga, Canada and Montreal, Canada.

Important Information About Forward-Looking Statements

All statements in this news release that are other than statements of historical facts are forward-looking statements which contain our current expectations about our future results. Forward-looking statements involve numerous risks and uncertainties. We have attempted to identify any forward-looking statements by using words such as "anticipates,""believes,""could,""expects,""intends,""may,""should" and other similar expressions. Although we believe that the expectations reflected in all of our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.

A number of factors may affect our future results and may cause those results to differ materially from those indicated in any forward-looking statements made by us or on our behalf. Such factors include our limited operating history; our need for significant capital to finance internal growth as well as strategic acquisitions; our ability to attract and retain key employees and strategic partners; our ability to achieve and maintain profitability; fluctuations in the trading price and volume of our stock; competition from other providers of similar products and services; and other unanticipated future events and conditions.

For further information concerning risks and uncertainties that may affect our future results, please review the disclosures contained in our latest filings with the SEC, including our most recent annual report on Form 10-KSB, and subsequent quarterly reports on Form 10-QSB. Other than as required by federal securities laws, we undertake no obligation to publicly update or revise any of our forward-looking statements, whether as a result of changed circumstances, new information, future events, or for any other reason occurring after the date of this news.

CONTACT: CEOcast, Inc. for Neutron Enterprises, Andrew Hellman, 212-732-4300

SOURCE: Neutron Enterprises, Inc.